UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

TYCO INTERNATIONAL LTD.

 (Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

On April 11, 2007, Tyco International Ltd. issued a press release announcing that Dr. Juergen Gromer, President and Vice Chairman of Tyco’s Electronics business segment, will retire from the Company on December 31, 2007.  Dr. Gromer’s retirement will result in the termination of the Employment Agreement between Dr. Gromer and the Company dated as of October 1, 1999, as amended, and filed as an exhibit  to our Annual Report on Form 10-K for the fiscal year ended September 29, 2006.  In accordance with the terms of a release and separation agreement between the Company and Dr. Gromer dated April 10, 2007, Dr. Gromer will be entitled to receive a lump sum payment equal to 24 months base and target bonus in satisfaction of the Company’s obligations to Dr. Gromer under the Retention Agreement dated March 22, 2006 and filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 29, 2006.  The agreement restricts Dr. Gromer from soliciting Tyco Electronics customers and employees and from competing with Tyco Electronics during the remaining term of his employment and for a period of twenty-four (24) months thereafter.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99.1        Press release issued April 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

By:	/s/ Carol Anthony Davidson
Carol Anthony Davidson
Senior Vice President, Controller and
Chief Accounting Officer

Date: April 12, 2007